SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):  October 3, 2013

MAIDENFORM BRANDS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32568	06-1724014
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)
485F US Hwy 1 South Iselin, NJ 08830
(Address, including Zip Code, Principal Executive Offices)

(732) 621-2500
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-d2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4e(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders (the “Special Meeting”) of Maidenform Brands, Inc. (“Maidenform”) was held on October 3, 2013.  A total of 20,191,674 shares of Maidenform common stock, out of a total of 23,327,517 shares of common stock issued and outstanding and entitled to vote as of August 23, 2013 (the record date for the Special Meeting) were present in person or represented by proxy.  A summary of the voting results for the following proposals, each of which is described in detail in Maidenform’s proxy statement dated August 27, 2013 and first mailed to Maidenform’s stockholders on or about August 29, 2013, is set forth below:

Proposal 1: Approval and Adoption of the Merger Agreement

Maidenform’s stockholders approved and adopted the Agreement and Plan of Merger, dated as of July 23, 2013 (the “Merger Agreement”), among Maidenform, Hanesbrands Inc. and General Merger Sub Inc.  The following were the tabulated votes “For” and “Against” this proposal as well as the number of “Abstentions”:

FOR	AGAINST	ABSTAIN

19,990,329	173,480	27,865

Proposal 2: Adjournment of the Special Meeting, Including if Necessary to Solicit Additional Proxies in Favor of the Proposal to Adopt and Approve the Merger Agreement

Maidenform’s stockholders approved an adjournment of the Special Meeting, including if necessary to solicit additional proxies in favor of the proposal to adopt and approve the Merger Agreement, but in view of the approval and adoption of the Merger Agreement by Maidenform’s stockholders, this was not necessary.  The following were the tabulated votes “For” and “Against” this proposal as well as the number of “Abstentions”:

FOR	AGAINST	ABSTAIN

18,819,112	1,345,051	27,511

Proposal 3: Approval, on a Non-Binding, Advisory Basis, of Certain Compensation Based on or Otherwise Relating to the Merger

Maidenform’s stockholders, on a non-binding, advisory basis, approved certain compensation that will or may be paid by Maidenform to its named executive officers that is based on or otherwise relates to the merger.  The following were the tabulated votes “For” and “Against” this proposal as well as the number of “Abstentions”:

FOR	AGAINST	ABSTAIN

11,080,887	8,522,645	588,142

The closing of the merger is subject to the satisfaction or waiver of the conditions contained in the Merger Agreement.

Item 8.01.  Other Events.

On October 3, 2013, Maidenform issued a press release announcing that Maidenform stockholders voted to approve and adopt the Merger Agreement.  A copy of the press release, which also includes an update on the status of the regulatory approvals sought in connection with the merger, is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Exhibits and Financial Statements.

(d)      Exhibits

99.1	Press Release, dated October 3, 2013, issued by Maidenform Brands, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAIDENFORM BRANDS, INC.

Date:	October 3, 2013	By:	/s/ Christopher W. Vieth
			Name:	Christopher W. Vieth
			Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer (principal financial officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated October 3, 2013, issued by Maidenform Brands, Inc.